Exhibit 32.1
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intel Corporation (Intel), that, to his knowledge, the Quarterly Report of Intel on Form 10-Q for the period ended March 31, 2018, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Intel. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Intel and will be retained by Intel and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	April 26, 2018	By:	/s/ BRIAN M. KRZANICH
Brian M. Krzanich Chief Executive Officer, Director and Principal Executive Officer

Date:	April 26, 2018	By:	/s/ ROBERT H. SWAN
Robert H. Swan Executive Vice President, Chief Financial Officer and Principal Financial Officer